Exhibit 10.14

EXECUTION COPY

HOLDINGS GUARANTY

HOLDINGS GUARANTY, dated as of June 16, 2010 (this “Guaranty”), made by SB/RH Holdings, LLC, a Delaware limited liability company (“Holdings”), in favor of CREDIT SUISSE AG, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) for the lenders (the “Term Lenders”) from time to time party to that certain Term Loan Credit Agreement dated as of June 16, 2010 (as further amended, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”) among Spectrum Brands, Inc. (the “Borrower”) , Holdings, the Term Lenders and the Administrative Agent.

W I T N E S S E T H:

WHEREAS, the Borrower has entered into the Term Loan Credit Agreement pursuant to which the Borrower will borrow funds for the purposes set forth therein;

WHEREAS, Holdings will derive substantial direct and indirect benefit from the transactions contemplated by the Term Loan Credit Agreement; and

WHEREAS, the Term Lenders are not willing to make loans under the Term Loan Credit Agreement unless the Borrower’s obligations under the Loan Documents are guaranteed by Holdings;

NOW, THEREFORE in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Term Loan Credit Agreement and used herein shall have the meanings given to them in the Term Loan Credit Agreement.

(b) The following terms shall have the following meanings:

“Contingent Obligation” shall mean, at any time, any Obligation (or portion thereof) that is contingent in nature at such time, including any Obligation that is any contingent indemnification, expense reimbursement or other obligation (including any guarantee) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made.

“Guarantee” shall mean Holdings’ guarantee of the Obligations under Section 2 hereof.

“Guaranteed Parties” shall mean the holders from time to time of the Obligations, including the Administrative Agent.

“Non-Contingent Obligation” shall mean at any time any Obligation (or portion thereof) that is not a Contingent Obligation at such time.

“Release Conditions” shall mean the following conditions for terminating the Guarantee:

(i) all Non-Contingent Obligations shall have been paid in full in cash; and

(ii) no Contingent Obligation (other than contingent indemnification and expense reimbursement obligations as to which no claim shall have been asserted) shall remain outstanding.

(c) Rules of Construction. The rules of construction specified in Section 1.02 of the Term Loan Credit Agreement also apply to this Guaranty.

SECTION 2. Guarantee. (a) Holdings unconditionally guarantees the full and punctual payment of each Obligation when due (whether at stated maturity, upon acceleration or otherwise). If the Borrower fails to pay any Obligation punctually when due, Holdings agrees that it will forthwith on demand pay the amount not so paid at the place and in the manner specified in the relevant Loan Document.

(b) Guarantee Unconditional. To the fullest extent permitted by applicable law, the obligations of Holdings under the Guarantee shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower, any other Guarantor or any other Person under any Loan Document, by operation of law or otherwise;

(ii) any modification or amendment of or supplement to any Loan Document;

(iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower, any other Guarantor or any other Person under any Loan Document;

(iv) any change in the corporate existence, structure or ownership of the Borrower, any other Guarantor or any other Person or any of their respective subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any other Guarantor or any other Person or any of their assets or any resulting release or discharge of any obligation of the Borrower, any other Guarantor or any other Person under any Loan Document;

(v) the existence of any claim, set-off or other right that Holdings may have at any time against the Borrower, any other Guarantor, any Guaranteed Party or any other Person, whether in connection with the Loan Documents or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi) any invalidity or unenforceability relating to or against the Borrower, any other Guarantor or any other Person for any reason of any Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment of any Obligation by the Borrower, any other Guarantor or any other Person; or

(vii) any other act or omission to act or delay of any kind by the Borrower, any other Guarantor, any other party to any Loan Document, any Guaranteed Party or any other Person, or any other circumstance whatsoever that might, but for the provisions of this clause (vii), constitute a legal or equitable discharge of or defense to any obligation of Holdings hereunder (except the defense of payment of the Obligations).

(c) Release of Guarantee. (i) The Guarantee will be released when all the Release Conditions are satisfied. If at any time any payment of an Obligation is rescinded or must be otherwise restored or returned upon the insolvency or receivership of the Borrower or otherwise, the Guarantee shall be reinstated with respect thereto as though such payment had been due but not made at such time.

(ii) In addition to any release permitted by subsection (i), the Administrative Agent may release the Guarantee with the prior written consent of all the Term Lenders.

(iii) The Administrative Agent will, at the Borrower’s expense, execute and deliver to Holdings such documents as the Borrower shall reasonably request to evidence the release of Holdings from the guarantee hereunder pursuant to this Section 2(c).

(d) Waiver by Holdings. Holdings irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other Guarantor or any other Person.

(e) Subrogation. Any payment made by Holdings with respect to an Obligation hereunder shall be subrogated to the rights of the payee against the Borrower with respect to such payment; provided that Holdings shall not enforce any payment by way of subrogation against the Borrower, or by reason of contribution against any other guarantor of such Obligation, until all the Release Conditions have been satisfied.

(f) Stay of Acceleration. If acceleration of the time for payment of any Obligation by the Borrower is stayed by reason of the insolvency or receivership of the Borrower or otherwise, all Obligations otherwise subject to acceleration under the terms of any Loan Document shall nonetheless be payable by Holdings hereunder forthwith on demand by the Administrative Agent.

(g) Right of Set-Off. If any Obligation is not paid promptly when due, each of the Guaranteed Parties and their respective Affiliates is authorized, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Guaranteed Party or Affiliate to or for the credit or the account of Holdings against the obligations of Holdings under the Guarantee, irrespective of whether or not such Guaranteed Party shall have made any demand thereunder and although such obligations may be unmatured. The rights of each Guaranteed Party under this subsection are in addition to all other rights and remedies (including other rights of set-off) that such Guaranteed Party may have.

(h) Continuing Guarantee. The Guarantee is a continuing guarantee, shall be binding on Holdings and its successors and assigns, and shall be enforceable by the Administrative Agent or the Guaranteed Parties. If all or part of any Guaranteed Party’s interest in any Obligation is assigned or otherwise transferred, the transferor’s rights under the Guarantee, to the extent applicable to the obligation so transferred, shall automatically be transferred with such obligation.

SECTION 3. Right of Contribution. Holdings hereby agrees that to the extent it shall have paid more than its proportionate share of any payment made under this Guaranty and the guaranties of the other Guarantors, Holdings shall be entitled to seek and receive contribution from and against any other Guarantor which has not paid its proportionate share of such payment. The provisions of this Section 3 shall in no respect limit the obligations and liabilities of Holdings to the Administrative Agent and the Term Lenders, and Holdings shall remain liable to the Administrative Agent and the Term Lenders for the full amount guaranteed by it hereunder.

SECTION 4. General Representations and Warranties. Holdings represents and warrants that:

(a) It is duly organized, validly existing and in good standing under the laws of Delaware.

(b) The execution and delivery of this Guaranty by Holdings and the performance by it of its obligations under the Guaranty as supplemented hereby are within its limited liability company powers, have been duly authorized by all necessary limited liability company action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its Organizational Documents, or of any agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any Lien (except a Transaction Lien) on any of its assets.

(c) This Guaranty constitutes a valid and binding agreement of Holdings, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity.

SECTION 5. Covenants. Holdings covenants and agrees that, so long as the Release Conditions have not been satisfied or Holdings has not been otherwise released pursuant to Section 2(c), Holdings will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed.

SECTION 6. Application of Proceeds. The Administrative Agent shall apply any proceeds of the Guarantee set forth herein in payment of the Obligations. The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Guaranty and the Term Loan Credit Agreement and may do so at such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election. Subject to the foregoing, the Administrative Agent shall apply such proceeds in the order of priorities set out in Section 7.02 of the Term Loan Credit Agreement.

SECTION 7. General Provisions Concerning the Administrative Agent.

(a) The provisions of Article 8 of the Term Loan Credit Agreement shall inure to the benefit of the Administrative Agent, and shall be binding upon Holdings and all Guaranteed Parties, in connection with this Guaranty and the other Loan Documents. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08 of the Term Loan Credit Agreement), and (iii) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to Holdings that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Administrative Agent by Holdings, the Borrower or a Guaranteed Party.

(b) Sub-Agents and Related Parties. The Administrative Agent may perform any of its duties and exercise any of its rights and powers through one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any of its duties and exercise any of its rights and powers through its Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent.

(c) Information as to Obligations and Actions by Guaranteed Parties. For all purposes of the Loan Documents, including determining the amounts of the Obligations and whether an Obligation is a Contingent Obligation or not, or whether any action has been taken under any Loan Document, the Administrative Agent will be entitled to rely on information from (i) its own records for information as to the Guaranteed Parties, their Obligations and actions taken by them, (ii) any Guaranteed Party for information as to its Obligations and actions taken by it, to the extent that the Administrative Agent has not obtained such information from its own records, and (iii) the Borrower, to the extent that the Administrative Agent has not obtained information from the foregoing sources.

(d) Refusal to Act. The Administrative Agent may refuse to act on any notice, consent, direction or instruction from any Guaranteed Parties or any agent, trustee or similar representative thereof that, in the Administrative Agent’s opinion, (i) is contrary to law or the provisions of any Loan Document, (ii) may expose the Administrative Agent to liability (unless the Administrative Agent shall have been indemnified, to its reasonable satisfaction, for such liability by the Guaranteed Parties that gave such notice, consent, direction or instruction) or (iii) is unduly prejudicial to Guaranteed Parties not joining in such notice, consent, direction or instruction.

SECTION 8. Notices. Each notice, request or other communication given to any party hereunder shall be given in accordance with Section 9.01 of the Term Loan Credit Agreement.

SECTION 9. No Implied Waivers; Remedies Not Exclusive. No failure by the Administrative Agent or any Guaranteed Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Guaranteed Party of any right or remedy under any Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Loan Documents are cumulative and are not exclusive of any other rights or remedies provided by law.

SECTION 10. Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent and the Guaranteed Parties. If all or any part of any Guaranteed Party’s interest in any Obligation is assigned or otherwise transferred, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation. This Guaranty shall be binding on Holdings and its successors and assigns.

SECTION 11. Amendments and Waivers. Neither this Guaranty nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent, with the consent of such Term Lenders as are required to consent thereto under Section 9.08 of the Term Loan Credit Agreement. No such waiver, amendment or modification shall be binding upon Holdings, except with its written consent.

SECTION 12. Applicable Law. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 13. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

SECTION 14. Jurisdiction; Consent to Service of Process. (a) Holdings hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that the Administrative Agent or any other Guaranteed Party may otherwise have to bring any action or proceeding relating to this Guaranty or the other Loan Documents against Holdings or its properties in the courts of any jurisdiction.

(b) Holdings hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any other Loan Document in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Guaranty irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Term Loan Credit Agreement. Nothing in this Guaranty will affect the right of any party to this Guaranty to serve process in any other manner permitted by law.

SECTION 15. Severability. In the event any one or more of the provisions contained in this Guaranty should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty to be duly executed as of the date first above written.

SB/RH HOLDINGS, LLC

By:	/s/ Lisa R. Carstarphen
Name: Lisa Carstarphen
Title: Vice President and Secretary

[Signature Page for Holdings Guaranty]

Accepted and agreed:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:	/s/ John D. Toronto
Name: John D. Toronto
Title: Director

By:	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Associate